(NASDAQ:OSBC)		Exhibit 99.1

Contact:	Bradley S. Adams	For Immediate Release
	Chief Financial Officer	August 1, 2017
(630) 906-5484

Old Second Bancorp, Inc. Investor Presentation

AURORA, IL, – Old Second Bancorp, Inc. (“Old Second”) (NASDAQ: OSBC), announced:

•	The Company’s management is scheduled to attend the Keefe, Bruyette & Woods Community Bank Investor Conference on August 1 & 2, 2017.

Investors may access the presentation made at the meeting under the Investor Relations section of Old Second’s website (www.oldsecond.com).

About Old Second Bancorp, Inc.

Old Second Bancorp, Inc., is a financial services company with its main headquarters located in Aurora, Illinois.  The Company is the holding company of Old Second National Bank (the “Bank”), a national banking organization headquartered in Aurora, Illinois that provides commercial and retail banking services, as well as a full complement of trust and wealth management services.  The Company has offices located in Cook, Kane, Kendall, DeKalb, DuPage, LaSalle and Will counties in Illinois.